SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

VICON INDUSTRIES, INC.
 (Exact name of Registrant as specified in its charter)

New York	11-2160665
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

89 Arkay Drive, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

VICON INDUSTRIES, INC.
2007 Stock Incentive Plan
(Full title of the Plan)

Kenneth M. Darby
Chairman and Chief Executive Officer
Vicon Industries, Inc.
89 Arkay Drive
Hauppauge, NY 11788
 (Name and Address of Agent for Service)

(631) 952-2288
Telephone number, including area code, of Agent for Service

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock	500,000 shares (1)	$11.38	$5,690,000	$87.06

(1)  The maximum number of shares as to which options may be granted under the Vicon Industries, Inc. 2007 Stock Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under such Plan.

(2)  Estimated solely for the purpose of calculating the registration fee.   Proposed maximum aggregate offering price is calculated pursuant to Rule 457(h) based upon the average of the high and low sale prices of the Registrant's Common Shares as reported on the American Stock Exchange on October 15, 2007.

PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.   Incorporation of Documents by Reference

     The following documents filed by Vicon Industries, Inc. (the "Company") with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

     1. The Company's Annual Report on Form 10-K for its fiscal year ended September 30, 2006, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934(the "Exchange Act").

     2. The Company's Quarterly Report on Form 10-Q for its quarters ended December 31, 2006, March 31, 2007 and June 30, 2007, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     3.  The description of the Common Stock contained in the Company's Registration Statement on Form S-1, SEC File Number 2-66511 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

     Item 4.  Description of Securities

     Not Applicable.

     Item 5.   Interests of Named Experts and Counsel

     Not Applicable.

     Item 6.  Indemnification of Directors and Officers

     Article 7 of the New York Business Corporation Law provides for the indemnification of directors and officers subject to certain limitations. Among other provisions, the statute provides that to be entitled to indemnification under the statutory provisions, a person who is sued or threatened to be sued by reason of being a director or officer of a New York corporation must affirmatively establish that he acted in good faith for a purpose which he reasonably believed to be in the best interests of the corporation. The statute requires court approval to provide indemnification in a derivative action under certain circumstances. Additionally, the indemnification to which directors, officers and other persons serving the corporation are entitled excludes amounts payable in a derivative action where the director, officer or other person is adjudged to be liable to the corporation.

     The Registrant's Certificate of Incorporation is silent with respect to indemnification of directors and officers. The By-laws of the Company provide for the indemnification of its directors and officers to the maximum extent provided by law. It is the position of the Securities and Exchange Commission and certain state securities administrators that any attempt to limit the liability of persons controlling an issuer under the federal securities laws or state securities laws is contrary to public policy and, therefore, unenforceable.

     Item 7.  Exemption from Registration Claimed

     Not Applicable

     Item 8.  Exhibits

     The following is a complete list of exhibits filed as a part of this registration statement:

     Exhibit No.                    Documents

         4             The Company's 2007 Stock Incentive Plan  (incorporated by reference to the Company's 2007 Proxy  Statement filed on April 27, 2007).

         5             Opinion of Schoeman, Updike & Kaufman, LLP dated October 11, 2007 as to the legality of original issuance of shares of Common Stock being registered.

         23.1         Consent of BDO Seidman, LLP.

         23.2         Consent of Schoeman, Updike & Kaufman, LLP (included in Exhibit 5).

     Item 9.  Undertakings

    A. The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithtown, State of New York, on October 16, 2007.

                                                                                                                                                                                                           VICON INDUSTRIES, INC.

                                                                                                                                                                                                           By:     /s/ Kenneth M. Darby
                                                                                                                                                                                                           Name:   Kenneth M. Darby
                                                                                                                                                                                                           Title:     Chairman and Chief Executive Officer

                                                                                                                                                                                                           By:     /s/ John M. Badke
                                                                                                                                                                                                           Name:   John M. Badke
                                                                                                                                                                                                           Title:     Senior Vice President, Finance and
                                                                                                                                                                                                                         Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kenneth M. Darby	Chairman and	October 16, 2007
Kenneth M. Darby	Chief Executive Officer

/s/ Clifton H. W. Maloney	Director	October 16, 2007
Clifton H. W. Maloney

/s/ Peter F. Neumann	Director	October 16, 2007
Peter F. Neumann

/s/ W. Gregory Robertson	Director	October 16, 2007
W. Gregory Robertson

/s/ Arthur D. Roche	Director	October 16, 2007
Arthur D. Roche